UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2023
________________________________________________
ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)
________________________________________________

Delaware	001-35480	20-4645388
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

47281 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, including zip code)
(877) 774-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ENPH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 25, 2023, David Ranhoff, Executive Vice President and Chief Commercial Officer of Enphase Energy, Inc. (the “Company”), notified the Company of his intention to retire from his position at the Company, effective as of June 30, 2023. Mr. Ranhoff is retiring for personal reasons and there are no disagreements between Mr. Ranhoff and the Company on any matters relating to the Company’s operations, policies or practices.
Upon his retirement, Mr. Ranhoff will transition from his current position to a part-time role as Commercial Advisor, effective July 1, 2023. As Commercial Advisor, Mr. Ranhoff will continue to report to Badri Kothandaraman, the Company’s President and Chief Executive Officer, and help facilitate the transition of his responsibilities as well as support other special projects. Consistent with the Company’s succession plan, the Company’s two sales leaders, who previously reported to Mr. Ranhoff, will now report directly to Mr. Kothandaraman.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: March 29, 2023	ENPHASE ENERGY, INC.
	By:	/s/ Badrinarayanan Kothandaraman
Badrinarayanan Kothandaraman
President and Chief Executive Officer